Exhibit 99.1
For Immediate Release
Date: April 28, 2011

Contacts:	J. Williar Dunlaevy	Paul H. Bruce
	Chairman & Chief Executive Officer	Chief Financial Officer

Phone:	413-445-3500	413-445-3513
Email:	bill.dunlaevy@legacybanks.com	paul.bruce@legacybanks.com
Legacy Bancorp, Inc. Reports Results for Quarter Ended March 31, 2011
PITTSFIELD, MASSACHUSETTS (April 28, 2011): Legacy Bancorp, Inc. (the “Company” or “Legacy”) (NASDAQ: LEGC), the holding company for Legacy Banks (the “Bank”), today reported net income of $723,000, or $0.09 per diluted share, for the quarter ended March 31, 2011, compared to a net loss of $1.2 million, or $0.15 per diluted share, in the first quarter of 2010. The first quarter increase in net income included a decrease in the provision for loan losses, higher non-interest income and lower operating expenses, all of which helped offset a decrease in net interest income. The total shares outstanding resulted in a book value per share and tangible book value per share of $12.95 and $11.22, respectively, at March 31, 2011.
J. Williar Dunlaevy, Chief Executive Officer, commented “We are extremely pleased to see Legacy Bancorp return to profitable operation in the first quarter of 2011. We are also pleased to see continued improvement in our asset quality. When Pat Sullivan joined Legacy as President in 2010 he moved quickly to improve asset quality and profitability. In these first quarter numbers we are starting to see the results of those efforts by our management team.”
Patrick J. Sullivan, President, added “Our many risk and cost based initiatives have addressed areas of weakness in our balance sheet and earnings performance. These initiatives along with our pending merger with a strong community based partner in Berkshire Hills Bancorp should enable our combined operations to build increased shareholder value.”
The Company’s balance sheet decreased by $11.3 million from $916.9 million at December 31, 2010 to $905.6 million at March 31, 2011. Within the overall asset balances, the gross loan portfolio, excluding loans held for sale, decreased by $14.6 million, or 2.4%, in the first quarter of 2011. Residential mortgages decreased $9.1 million, or 3.4%, as the majority of the residential mortgage activity was in the 15 and 30 year fixed rate categories, products which the Bank currently sells in the secondary market with servicing retained. Commercial real estate loans decreased $4.1 million, or 1.9%, primarily due to loan payoffs during the quarter. The available-for-sale investment portfolio increased by $6.2 million or 3.3%, at March 31, 2011 as compared to December 31, 2010.
Deposits have decreased by $8.5 million, or 1.2%, to $676.8 million from a balance of $685.2 million at December 31, 2010. Deposits decreased primarily in money market accounts and certificate of deposits (CD’s) which decreased $5.9 million, or 8.6%, and $8.0 million, or 2.7%, respectively. These decreases were partially offset by increases in demand accounts, relationship savings and regular savings accounts.
Overall stockholders’ equity increased by $255,000, or 0.2%, during the first quarter of 2011. Total equity was impacted by net income of $723,000 and the amortization of unearned compensation. These increases to equity were partially offset by the declaration of a dividend of $0.05 per share during the first quarter as well as an increase in the unrealized loss on available-for-sale securities.
Overall nonperforming loans (NPLs) were $12.4 million at March 31, 2011, as compared to $12.7 million at year end. Nonperforming assets as a ratio to total assets was 1.63% at March 31, 2011, the same as it was at December 31, 2010. The provision for loan losses was $41,000 in the first quarter of 2011, a decrease of $2.4 million as compared to the same period in 2010 as management continued to be very diligent in its analysis, workout and charge-off of problem credits during the prior year. These actions, coupled with generally stable credit conditions during the first quarter of 2011 allowed for this significant reduction in the loan loss provision. The allowance for loan loss to total loans was 1.45% at March 31, 2011, as compared to 1.47% at December 31, 2010 and 1.25% at March 31, 2010.
The Company’s net interest income decreased by $709,000, or 10.5%, in the first quarter of 2011 as compared to the same period in 2010. The net interest margin (NIM) was 2.96% for the three months ended March 31, 2011, a decrease of 20 basis points from the first quarter of 2010, but an increase of 6 basis points from the fourth quarter of 2010, primarily as a result of the Bank’s prepayment of $34.7 million of advances from the Federal Home Loan Bank at the end of December 2010.
Non-interest income for the first quarter increased $553,000 from the same period of 2010 primarily due to higher portfolio management fees as well as a decrease in the amount of writedowns taken on investments deemed to be other-than-temporarily-impaired (OTTI). Portfolio management fees increased $263,000, or 93.9%, in the first quarter of 2011 as compared to the same period of 2010 as a result of the Bank’s acquisition of substantially all of the assets of the Renaissance Investment Group, LLC in April 2010. The Bank incurred $36,000 of OTTI losses on certain limited partnership investments during the first quarter of 2011 as compared to a charge of $299,000 on the same investments in the first quarter of 2010. In 2011, the Bank also had increases in gains on the sale of mortgages.
Operating expenses decreased by $660,000, or 9.2%, for the first quarter of 2011 as compared to the same period of 2010. Salaries and benefits decreased $649,000, or 18.7%, primarily as a result of the termination or restructuring of certain employee benefits, including the employee stock ownership plan (ESOP), medical insurance and post-retirement benefits. Decreases in advertising and professional fees were partially offset by increases in occupancy, deposit insurance and expenses related to other real estate owned (OREO), which is included in other general and administrative expenses. The Company’s core efficiency ratio (reported efficiency ratio net of effect of non-core adjustments) for the 2011 quarter decreased to 82.2% as compared to 87.4% in the first quarter of 2010 due to the increase in non-interest income and decrease in operating expenses. The Company’s effective tax rate increased to 34.0% in 2011 as compared to 30.5% a year earlier. The increase in the effective rate is primarily due to the Company’s reduction of tax-exempt municipal investments within the past 12 months.

CONFERENCE CALL
J. Williar Dunlaevy, Chairman and Chief Executive Officer, Patrick J. Sullivan, President and Paul H. Bruce, Chief Financial Officer, will host a conference call at 10:00 a.m. (Eastern Time) on Friday April 29, 2011. Persons wishing to access the conference call may do so by dialing 877-407-0778. Replays of the conference call will be available beginning April 29, 2011 at 6:00 p.m. (Eastern Time) through May 29, 2011 at 11:59 p.m. (Eastern Time) by dialing 877-660-6853 and using Account #286 and Conference ID #370544 (both numbers are needed to access the replay).
FORWARD LOOKING STATEMENTS
Certain statements contained in this news release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.
ADDITIONAL INFORMATION FOR STOCKHOLDERS
In connection with the proposed merger with Berkshire Hills Bancorp, Berkshire has filed with the Securities and Exchange Commission (“SEC”) a preliminary Registration Statement on Form S-4. When it becomes final and effective, it will include a Proxy Statement of Legacy and a Proxy Statement/Prospectus of Berkshire, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and the Proxy Statement/prospectus regarding the merger as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Berkshire Hills and Legacy, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Berkshire Hills Bancorp at www.berkshirebank.com under the tab “Investor Relations” or from Legacy Bancorp by accessing Legacy Bancorp’s website at www.legacy-banks.com under the tab “Investor Relations.”
Berkshire and Legacy and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Legacy Bancorp in connection with the proposed merger. Information about the directors and executive officers of Berkshire Hills Bancorp is set forth in the proxy statement for Berkshire Hills Bancorp’s 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 24, 2011. Information about the directors and executive officers of Legacy Bancorp is set forth in the proxy statement for Legacy Bancorp’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger as they become available. Free copies of this document may be obtained as described in the preceding paragraph.
NON-GAAP FINANCIAL MEASURES
In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures, such as core efficiency ratio, provides investors with information useful in understanding our financial performance, our performance trends and financial position. A reconciliation of non-GAAP to GAAP financial measures is included in the accompanying financial tables, elsewhere in this report.

LEGACY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Cash and due from banks	$13,947	$12,186
Short-term investments	13,680	14,906

Cash and cash equivalents	27,627	27,092
Securities — Available for sale	191,853	185,688
Securities — Held to maturity	97	97
Restricted equity securities and other investments — at cost	16,863	16,546
Loans held for sale	785	3,839
Loans, net of allowance for loan losses of $8,694 in 2011 and $9,010 in 2010	592,739	607,102
Premises and equipment, net	18,823	19,142
Accrued interest receivable	2,577	2,631
Goodwill, net	11,558	11,558
Mortgage servicing rights	776	737
Other intangible assets	2,675	2,888
Net deferred tax asset	12,428	12,684
Bank-owned life insurance	17,058	17,047
Foreclosed assets	2,365	2,216
Other assets	7,333	7,610

	$905,557	$916,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$78,115	$75,116
Interest-bearing	598,680	610,129

Total deposits	676,795	685,245
Securities sold under agreements to repurchase	3,671	5,329
Federal Home Loan Bank advances	105,385	105,388
Mortgagors’ escrow accounts	1,006	1,211
Accrued expenses and other liabilities	6,886	8,145

Total liabilities	793,743	805,318

Commitments and contingencies

Stockholders’ Equity:
Preferred Stock ($.01 par value, 10,000,000 shares authorized, none issued or outstanding)	—	—
Common Stock ($.01 par value, 40,000,000 shares authorized and 10,308,600 issued at March 31, 2011 and December 31, 2010; 8,631,732 outstanding at March 31, 2011 and December 31, 2010)	103	103
Additional paid-in-capital	103,125	103,168
Unearned Compensation — ESOP	(6,956)	(6,956)
Unearned Compensation — Equity Incentive Plans	(853)	(1,053)
Retained earnings	39,434	39,114
Accumulated other comprehensive income (loss)	(455)	(233)
Treasury stock, at cost (1,676,868 shares at March 31, 2011 and December 31, 2010)	(22,584)	(22,584)

Total stockholders’ equity	111,814	111,559

	$905,557	$916,877

LEGACY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
Interest and dividend income:
Loans	$8,018	$9,296
Securities:
Taxable	870	1,185
Tax-Exempt	20	167
Short-term investments	4	6

Total interest and dividend income	8,912	10,654

Interest expense:
Deposits	1,844	2,439
Federal Home Loan Bank advances	1,016	1,449
Other borrowed funds	5	10

Total interest expense	2,865	3,898

Net interest income	6,047	6,756
Provision for loan losses	41	2,421

Net interest income after provision for loan losses	6,006	4,335

Non-interest income:
Customer service fees	724	722
Portfolio management fees	543	280
Income from bank owned life insurance	140	154
Insurance, annuities and mutual fund fees	51	20
Gain on sales of securities, net	27	101
Impairment losses on investments	(36)	(299)
Gain on sales of loans, net	139	60
Miscellaneous	14	11

Total non-interest income	1,602	1,049

Non-interest expenses:
Salaries and employee benefits	2,826	3,475
Occupancy and equipment	1,018	991
Data processing	699	694
Professional fees	302	323
Advertising	89	319
FDIC deposit insurance	305	269
Other general and administrative	1,274	1,102

Total non-interest expenses	6,513	7,173

Income (loss) before income taxes	1,095	(1,789)
Provision (benefit) for income taxes	372	(545)

Net income (loss)	$723	$(1,244)

Earnings (loss) per share
Basic	$0.09	$(0.15)
Diluted	$0.09	$(0.15)

Weighted average shares outstanding
Basic	8,014,817	8,028,621
Diluted	8,052,772	8,028,621

LEGACY BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Dollars in thousands except per share data)

	Three Months Ended March 31,
	2011	2010
Financial Highlights:
Net interest income	$6,047	$6,756
Net income (loss)	723	(1,244)
Per share data:
Earnings (loss) — basic	0.09	(0.15)
Earnings (loss) — diluted	0.09	(0.15)
Dividends declared	0.05	0.05
Book value per share — end of period	12.95	13.80
Tangible book value per share — end of period	11.22	12.40

Ratios and Other Information:
Return (loss) on average assets	0.32%	(0.53)%
Return (loss) on average equity	2.57%	(4.02)%
Net interest rate spread (1)	2.75%	2.87%
Net interest margin (2)	2.96%	3.16%
Efficiency ratio (3)	82.2%	87.4%
Average interest-earning assets to average interest-bearing liabilities	115.31%	115.92%

At period end:
Stockholders’ equity	$111,814	$120,324
Total assets	905,557	946,224
Equity to total assets	12.3%	12.7%
Non-performing assets to total assets	1.63%	1.47%
Non-performing loans to total loans	2.06%	1.88%
Allowance for loan losses to non-performing loans	70.27%	66.56%
Allowance for loan losses to total loans	1.45%	1.25%
Number of full service offices	19	19

(1)	The net interest rate spread represents the difference between the yield on total average interest-earning assets and the cost of total average interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets other than the amortization of mortgage servicing rights, divided by the sum of net interest income (before the loan loss provision) plus non-interest income (excluding net gains or losses on the sale or impairment of assets).

Analysis of Net Interest Margin — First Quarter:

	Three Months Ended March 31, 2011			Three Months Ended March 31, 2010
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/ Rate(1)	Balance	Interest	Yield/ Rate(1)
			(Dollars in thousands)
Interest-earning assets:
Loans — net (2)	$601,640	$8,018	5.33%	$647,710	$9,296	5.74%
Investment securities	205,265	890	1.73%	190,406	1,352	2.84%
Short-term investments	9,722	4	0.16%	15,743	6	0.15%

Total interest-earning assets	816,627	8,912	4.37%	853,859	10,654	4.99%
Non-interest-earning assets	82,124			78,336

Total assets	$898,751			$932,195

Interest-bearing liabilities:
Savings deposits	$52,035	27	0.21%	$50,232	33	0.26%
Relationship savings	141,340	181	0.51%	128,198	324	1.01%
Money market	63,938	68	0.43%	64,336	131	0.81%
NOW accounts	46,054	26	0.23%	44,208	34	0.31%
Certificates of deposit	294,141	1,542	2.10%	289,174	1,917	2.65%

Total interest-bearing deposits	597,508	1,844	1.23%	576,148	2,439	1.69%
Borrowed funds	110,720	1,021	3.69%	160,469	1,459	3.64%

Total interest-bearing liabilities	708,228	2,865	1.62%	736,617	3,898	2.12%
Non-interest-bearing liabilities	77,985			71,916

Total liabilities	786,213			808,533
Equity	112,538			123,662

Total liabilities and equity	$898,751			$932,195

Net interest income		$6,047			$6,756

Net interest rate spread (3)			2.75%			2.87%
Net interest-earning assets (4)	$108,399			$117,242

Net interest margin (5)			2.96%			3.16%
Average interest-earning assets to interest-bearing liabilities			115.31%			115.92%

(1)	Yields and rates for the three months ended March 31, 2011 and 2010 are annualized.

(2)	Includes loans held for sale and non-accrual loans.

(3)	Net interest rate spread represents the difference between the yield on total average interest-earning assets and the cost of total average interest-bearing liabilities.

(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

Loan Information:
At March 31, 2011:

	Portfolio Balance		Nonperforming (NPAs)		Troubled Debt Restructurings
				% of	Included	Not Included
	Amount	Percent	Amount	Portfolio	In NPAs	In NPAs	Total
	(Dollars in thousands)
Mortgage loans on real estate:
Residential	$266,811	44.46%	$3,348	1.25%	$86	$266	$352
Commercial — In market	170,874	28.47	8,563	5.01	2,406	535	2,941
Commercial — Out of market	49,937	8.32	—	—	—	—	—
Home equity	72,679	12.11	277	0.38	—	—	—

	560,301	93.36	12,188	2.18	2,492	801	3,293

Other loans:
Commercial	29,629	4.94	183	0.62	—	10	10
Consumer and other	10,196	1.70	2	0.02	—	—	—

	39,825	6.64	185	0.46	—	10	10

Total loans	600,126	100.00%	$12,373	2.06%	$2,492	$811	$3,303

Other Items:
Net deferred loan costs	1,307
Allowance for loan losses	(8,694)

Total loans, net	$592,739

Other information:
Other real estate owned (OREO)			2,365

Total nonperforming assets			$14,738

Non-performing assets to total assets			1.63%

At December 31, 2010:

	Portfolio Balance		Nonperforming (NPAs)		Troubled Debt Restructurings
				% of	Included	Not Included
	Amount	Percent	Amount	Portfolio	In NPAs	In NPAs	Total
	(Dollars in thousands)
Mortgage loans on real estate:
Residential	$276,765	45.02%	$4,176	1.51%	$—	$356	$356
Commercial — In market	174,621	28.40	8,128	4.65	2,451	1,568	4,019
Commercial — Out of market	50,406	8.20	—	—	—	—	—
Home equity	74,328	12.09	120	0.16	—	—	—

	576,120	93.71	12,424	2.16	2,451	1,924	4,375

Other loans:
Commercial	28,123	4.58	315	1.12	—	174	174
Consumer and other	10,518	1.71	5	0.05	—	—	—

	38,641	6.29	320	0.83	—	174	174

Total loans	614,761	100.00%	$12,744	2.07%	$2,451	$2,098	$4,549

Other Items:
Net deferred loan costs	1,351
Allowance for loan losses	(9,010)

Total loans, net	$607,102

Other information:
Other real estate owned (OREO)			2,216

Total nonperforming assets			$14,960

Non-performing assets to total assets			1.63%

Securities and Other Investment Portfolio Composition:

	At March 31, 2011		At December 31, 2010
	Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value
	(Dollars in thousands)
Securities available for sale:
Government-sponsored enterprises (GSE)	$144,881	$143,937	$132,221	$131,624
Municipal bonds	1,599	1,615	3,145	3,145
Corporate bonds and other obligations	—	—	401	402
GSE residential mortgage-backed	5,775	6,003	6,370	6,594
U.S. Government guaranteed residential mortgage-backed	39,702	39,832	42,775	42,967

Total debt securities	191,957	191,387	184,912	184,732

Marketable equity securities	365	466	888	956

Total securities available for sale	192,322	191,853	185,800	185,688

Securities held to maturity:

Other bonds and obligations	97	97	97	97

Restricted equity securities and other investments:
Federal Home Loan Bank of Boston stock	10,932	10,932	10,932	10,932
Savings Bank Life Insurance	1,709	1,709	1,709	1,709
Real estate partnerships	4,132	4,132	3,815	3,815
Other investments	90	90	90	90

Total restricted equity securities and other investments	16,863	16,863	16,546	16,546

Total securities	$209,282	$208,813	$202,443	$202,331

Deposit Accounts Composition:

	At March 31, 2011		At December 31, 2010
	Balance	Percent	Balance	Percent
	(Dollars in thousands)
Deposit type:
Demand	$78,115	11.54%	$75,116	10.96%
Regular savings	54,610	8.07	53,504	7.81
Relationship savings	144,431	21.34	142,110	20.74
Money market deposits	62,701	9.26	68,611	10.01
NOW deposits	47,243	6.98	48,197	7.03

Total transaction accounts	387,100	57.20	387,538	56.55

Term certificates less than $100,000	156,416	23.11	162,408	23.70
Term certificates $100,000 or more	133,279	19.69	135,299	19.75

Total certificate accounts	289,695	42.80	297,707	43.45

Total deposits	$676,795	100.00%	$685,245	100.00%

Reconciliation of Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three Months Ended March 31,
	2011	2010
	(Dollars in thousands)
Net income (loss) (GAAP)	$723	$(1,244)

Less: Loss on sale or impairment of assets, net	9	198
Adjustment: Income taxes related to non- recurring adjustments noted above	(3)	(60)
Adjustment to deferred tax valuation reserves	(9)	—

Net income (loss) (Core)	$720	$(1,106)

Efficiency Ratio (As Reported)	82.2%	87.4%

Effect of gain or loss on sale or impairment of assets, net	—	—

Efficiency Ratio (Core)	82.2%	87.4%